UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2008
TIDELANDS ROYALTY TRUST “B”
(Exact name of registrant as specified in its charter)
Commission File Number: 000-08677

Texas	75-6007863
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

c/o The Corporate Trustee:
Bank of America, N.A.
P.O. Box 830650, Dallas, Texas	75283-0650
(Address of principal executive offices)	(Zip Code)
(800) 985-0794
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events.
Overview
     As of the period ended June 30, 2008, Tidelands Royalty Trust “B” (the “Trust,” and together with its subsidiary, Tidelands Corporation, “Tidelands”) changed its accounting method from the accrual method to the modified cash basis method (the “Accounting Change”) as permitted by the Securities and Exchange Commission (the “SEC”), Staff Accounting Bulletin Topic 12:E, Financial Statements of Royalty Trusts.
     Previously, the financial statements of Tidelands were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). As an overriding royalty owner, actual production of oil and natural gas are not known to Tidelands until reported by the operator of the oil or gas lease, which could be up to 60-90 days after the actual month of production. Therefore, Tidelands previously estimated earned but unpaid royalties from this production. To estimate this amount, Tidelands utilized historical information based on the latest production reports from the individual leases and current average prices as reported for oil by Chevron U.S.A., Inc. and the well head price for natural gas as reported by the Energy Information Agency (a division of the Department of Energy) for the period under report.
     Under the modified cash basis method, royalty revenues are recorded when received and distributions to the Trust’s unitholders are recorded when declared by the trustee of the Trust. As a result, Tidelands no longer needs to estimate earned but unpaid royalties. In addition, expenses of Tidelands (which include accounting, legal, and other professional fees, trustees’ fees and out-of-pocket expenses) continue to be recorded on an accrual basis. Cash reserves are permitted to be established by Bank of America, N.A., the trustee of the Trust (the “Trustee”), for certain contingencies that would not be recorded under GAAP.
     The Accounting Change was adopted because the Trustee believed it to be in the best interests of the unitholders of the Trust. The newly adopted basis of accounting corresponds to the accounting principles permitted for royalty trusts as specified by Staff Accounting Bulletin Topic 12:E, Financial Statements of Royalty Trusts. By adopting the modified cash basis method of accounting, Tidelands reports distributable income instead of net income, which the Trustee believes is a more useful measure to unitholders of the Trust.
     Due to the adoption of the Accounting Change, Tidelands is retroactively applying the modified cash basis method of accounting to the (i) consolidated balance sheets, (ii) consolidated statements of income and undistributed income and (iii) consolidated statements of cash flows as of and for the five years ended December 31, 2007 and as of and for the three months ended March 31, 2007 and 2008 (collectively, the “Financial Statements”). Due to the Accounting Change, the titles of the statements are changing (i) from consolidated balance sheets to consolidated statements of assets, liabilities and trust corpus and (ii) from consolidated statement of income and undistributed income to consolidated statements of distributable income. The consolidated statements of cash flows have been replaced by the consolidated statements of changes in trust corpus. This Form 8-K also discusses Tidelands’ financial condition, changes in financial condition and results of operations for the three years ended December 31, 2007 and the three months ended March 31, 2007 and 2008, after application of the Accounting Change. Finally, this Form 8-K also includes the effect of the Accounting Change on the previously reported Financial Statements.

Selected Financial Data
     The following table summarizes selected financial information that has been derived from Tidelands’ audited consolidated financial statements for the years ended December 31, 2007, 2006 and 2005 and unaudited consolidated financial statements for the years ended December 31, 2004 and 2003, and the three months ended March 31, 2008 and 2007. You should read the information set forth below in conjunction with “Trustee’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes thereto included elsewhere in this Form 8-K.
(In Thousands, Except Per Unit Amounts)

						Three	Three
						Months	Months
						Ended	Ended
						March 31,	March 31,
	2007	2006	2005	2004	2003	2008	2007
	(Audited	(Audited	(Audited	(Unaudited	(Unaudited	(Unaudited	(Unaudited
	and	and	and	and	and	and	and
	Restated)	Restated)	Restated)	Restated)	Restated)	Restated)	Restated)
Statement of Distributable Income Selected Data:
Income — oil and natural gas royalties	$4,226	$1,329	$2,624	$1,145	$1,473	$1,041	$1,104
Expense — General and administrative expenses	$172	$136	$141	$118	$110	$85	$44
Expense — Federal income taxes of subsidiary	$52	$19	$18	$5	$5	$16	$12
Distributable income	$4,068	$1,216	$2,504	$1,038	$1,379	$951	$1,063
Distributable income per unit	$2.93	$0.88	$1.81	$0.75	$0.99	$0.69	$0.77

Distributions to unitholders	$4,028	$1,039	$2,663	$954	$1,349	$951	$954
Distributions per unit	$2.91	$0.75	$1.92	$0.69	$0.97	$0.69	$0.69

Statement of Assets, Liabilities and Trust Corpus Selected Data:
Total assets at period end	$2,034	$1,835	$1,662	$1,407	$1,317	$2,088	$2,156
Trust equity at period end	$1,118	$1,079	$903	$1,062	$977	$1,118	$1,188

Trustee’s Discussion and Analysis of Financial Condition and Results of Operations
               Critical Accounting Policies. The financial statements of Tidelands are prepared on the modified cash basis method and are not intended to present financial position and results of operations in conformity with GAAP. Under the modified cash basis method:
•	Royalty income is recognized when received by Tidelands.

•	Tidelands’ expenses (which include accounting, legal, and other professional fees, Trustees’ fees and out-of-pocket expenses) are recorded on an accrual basis.

•	Distributions to unitholders are recognized when declared by the Trustee of the Trust.
               The financial statements of Tidelands differ from financial statements prepared in conformity with GAAP because of the following:
•	Royalty income is recognized in the month received rather than in the month of production.

•	Reserves may be established for contingencies that would not be recorded under GAAP.
     This comprehensive basis of accounting corresponds to the accounting principles permitted for royalty trusts by the SEC, as specified by Staff Accounting Bulletin Topic 12:E, Financial Statements of Royalty Trusts.
               Results of Operations. Tidelands’ revenues are derived from the oil and natural gas production activities of unrelated parties. Tidelands’ revenues and distributions fluctuate from period to period based upon factors beyond Tidelands’ control, including, without limitation, the number of leases subject to Tidelands’ interests, the number of productive wells drilled on leases subject to Tidelands’ interests, the level of production over time from such wells and the prices at which the oil and natural gas from such wells are sold. Tidelands believes that it will continue to have revenues sufficient to permit distributions to be made to unitholders for the foreseeable future, although no assurance can be made regarding the amounts thereof. Actual results may differ from expected results because of reductions in prices or demand for oil and natural gas, which might then lead to decreased production; reductions in production due to depletion of existing wells or disruptions in service, which may be caused by storm damage to production facilities, blowouts or other production accidents, or geological changes such as cratering of productive formations; and the expiration or release of leases subject to Tidelands’ interests.
               Tidelands’ results of operations are significantly impacted by oil and natural gas commodity prices and the quantity of oil and natural gas produced. Oil and natural gas prices have historically experienced significant volatility. Tidelands is not permitted to manage its commodity price risk through the use of fixed price contracts or financial derivatives.
               Tidelands’ income consists primarily of oil and natural gas royalties and is based on the value at the well of Tidelands’ percentage interest in oil and natural gas sold without reduction for production expenses. Value at the well for oil is the purchaser’s posted price at its receiving point onshore, less the cost of transportation from the offshore lease to the onshore receiving point.
               Summary Review. From September 2005 until January 2007, certain wells were out of production due to the effects of damage caused by Hurricane Rita. For example, the wells in the West Cameron Block 165 Field were off production from September 2005 to July 2006 due to hurricane damage to the pipeline facilities that takes delivery of the gas produced in that field. The wells on Sabine Pass Block 13 were shut in during October 2005 as the result of hurricane damage to the onshore delivery facilities. The wells in the Galveston Block 303 Field continued to produce without interruption. The wells in the West Cameron Block 165 Field were back in production in July 2006. The wells on West Cameron Block 225 were back in production in January 2007. All wells were back in production in 2007. As a result of these shut ins, Tidelands’ results of operations were negatively impacted, particularly in 2006.

     Tidelands’ distributable income in 2007 amounted to $4,067,644 or $2.93 per unit as compared to $1,215,816 or $0.88 per unit in 2006 and $2,504,470 or $1.81 per unit in 2005. Both production and prices increased in 2007 as compared to 2006. In 2007, oil production increased 1,282 barrels and natural gas production increased 373,688 thousand cubic feet (mcf) from the levels realized in 2006. In 2007, the average price realized for a barrel of oil increased $0.38 over the price realized in and the average price realized for an mcf of natural gas increased $0.59 over the price realized in 2006. In 2006, oil production decreased 768 barrels and natural gas production decreased 169,186 mcf from the levels realized in 2005. In 2006, the average price realized for a barrel of oil increased $14.3 over the price realized in 2005 and the average price realized for an mcf of natural gas decreased $0.66 from the price realized in 2005.
     Distributable income for the three months ended March 31, 2008 decreased $0.08 per unit to $0.69 per unit from $0.77 for the comparable period in 2007. For the three months ended March 31, 2008, oil production decreased 325 barrels and natural gas production decreased 28,257 mcf from the levels realized in the comparable period in 2007. For the three months ended March 31, 2008, the average price realized for a barrel of oil increased $32.12 over the price realized in the comparable period in 2007 and the average price realized for an mcf of natural gas increased $0.92 over the price realized in the comparable period in 2007.
     Administrative expenses amounted to $171,807 in 2007, an increase of $35,827 from 2006. This increase is primarily due to an increase in the professional fees and expenses allocated from Marine Petroleum Corporation. Administrative expenses amounted to $135,980 in 2006, a decrease of $4,695 from 2005. This decrease is primarily due to a decrease in the professional fees and expenses allocated from Marine Petroleum Corporation (a wholly-owned subsidiary of Marine Petroleum Trust, an affiliate of the Trust). Administrative expenses amounted to $85,328 for the three months ended March 31, 2008, an increase of $41,644 from the comparable period in 2007. This increase is primarily due to increased professional fees and expenses.
     The following table shows the royalty income, the net production quantities and the average net prices received for oil and natural gas during 2007 and 2006 and the percent change from 2006 to 2007:

	For Year Ended December 31,
	2007	2006	% Change
Income:
Oil royalties	$468,042	$380,975	23%
Natural gas royalties	3,757,570	947,849	296%

	$4,225,612	$1,328,824	218%
Net production quantities:
Oil (bbls)	7,071	5,789	22%
Natural gas (mcf)	515,260	141,572	264%

Average net prices:
Oil (1)	$66.19	$65.81	1%
Natural gas (1)	$7.29	$6.70	9%

(1)	These amounts are net of the cost of transportation from offshore leases to onshore receiving points.

     The following table shows the royalty income, the net production quantities and the average net prices received for oil and natural gas during 2006 and 2005 and the percent change from 2005 to 2006:

	For Year Ended December 31,
	2006	2005	% Change
Income:
Oil royalties	$380,975	$337,776	13%
Natural gas royalties	947,849	2,286,565	(59)%

	$1,328,824	$2,624,341	(49)%
Net production quantities:
Oil (bbls)	5,789	6,557	(12)%
Natural gas (mcf)	141,572	310,758	(54)%

Average net prices:
Oil (1)	$65.81	$51.51	28%
Natural gas (1)	$6.70	$7.36	(9)%

(1)	These amounts are net of the cost of transportation from offshore leases to onshore receiving points.
     The following table shows the royalty income, the net production quantities and the average net prices received for oil and natural gas for the three months ended March 31, 2008 and 2007 and the percent change from the three months ended March 31, 2008 to 2007:

	For Three Months Ended March 31,
	2008	2007	% Change
Income:
Oil royalties	$145,945	$114,062	28%
Natural gas royalties	895,548	989,607	(10)%

	$1,041,493	$1,103,669	(6)%
Net production quantities:
Oil (bbls)	1,594	1,919	(17)%
Natural gas (mcf)	112,933	141,190	(20)%

Average net prices:
Oil (1)	$91.56	$59.44	54%
Natural gas (1)	$7.93	$7.01	13%

(1)	These amounts are net of the cost of transportation from offshore leases to onshore receiving points.
     The following table presents the net production quantities of oil and natural gas and the distributable income and distributions per unit for the last five quarters:

	Net Production Quantities
		Natural Gas	Distributable	Distribution
Quarter	Oil (bbls)	(mcf)	Income	Per Unit
March 31, 2007	1,919	141,190	$0.77	$0.69
June 30, 2007	2,049	123,007	$0.76	$0.72
September 30, 2007	1,727	128,490	$0.79	$0.85
December 31, 2007	1,376	122,573	$0.62	$0.65
March 31, 2008	1,594	112,933	$0.69	$0.69

     Oil and Natural Gas Royalties.
     2007-2006. During 2007, Tidelands received approximately 11% of its royalty income from the sale of oil and 89% from the sale of natural gas. Income from oil and natural gas royalties in 2007 increased approximately 218% from 2006, primarily due to increased oil and natural gas prices and an increase in production of both oil and gas primarily from wells that were out of production in 2006 due to hurricane damage coming back into production in 2007.
     Revenue from oil royalties amounted to $468,042 in 2007, an increase of 23% as compared to the $380,975 realized in 2006. The increase was due to a 22% increase in production and a 1% increase in the price realized.
     Revenue from natural gas royalties amounted to $3,757,570, an increase of 296% as compared to the $947,849 realized in 2006. The increase was due to a 264% increase in production and a 9% increase in the price realized.
     General and administrative expenses for 2007 amounted to $171,807, an increase of 26% from $135,980 in 2006, due to an increase in the professional fees and expenses allocated from Marine Petroleum Corporation.
     2006-2005. During 2006, Tidelands received approximately 29% of its royalty income from the sale of oil and 71% from the sale of natural gas. Income from oil and natural gas royalties in 2006 decreased approximately 49% from 2005, primarily due to a decrease in production and price realized for natural gas partially offset by an increase in the price realized for oil. In September 2005, Hurricane Rita came ashore near Beaumont, Texas and caused severe damage to pipelines and onshore structures that take delivery of the oil and natural gas produced on various properties subject to Tidelands’ royalty interest. The wells on Sabine Pass Block 13 were shut in from October 2005 until January 2006, and the wells on West Cameron Blocks 165 and 291 were shut in from September 2005 until July 2006. The well on West Cameron Block 225 was shut in from September 2005 until January 2007. The shut-in of the various wells resulted in a decrease in production of natural gas and therefore had a negative effect on Tidelands’ royalty income in 2006.
     Revenue from oil royalties amounted to $380,975 in 2006, an increase of 13% as compared to the $337,776 realized in 2005. The increase was the result of a 12% decrease in production offset by a 28% increase in the price realized.
     Revenue from natural gas royalties amounted to $947,849 in 2006, a decrease of 59% as compared to the $2,286,565 realized in 2005. The decrease was due to a 54% decrease in production and a 9% decrease in the price realized.
     General and administrative expenses for 2006 amounted to $135,980, a decrease of 3% from $140,675 in 2005, due to a decrease in the professional fees and expenses allocated from Marine Petroleum Corporation.
     Three Months Ended March 31, 2008. Revenue from oil and natural gas royalties decreased 6% during the quarter ended March 31, 2008 from the levels realized in the comparable quarter of 2007.
     Revenues from oil royalties increased 28% during the first quarter of 2008 from the comparable period in 2007. The volume of oil sold decreased 325 barrels and the average price received for oil increased $32.12 per barrel to $91.56 in the first quarter of 2008 from the $59.44 realized in the comparable period in 2007, an increase of 54%.
     Revenues from natural gas royalties were down 10% in the first quarter of 2008 from the corresponding period in 2007. The volume of natural gas sold decreased 28,257 mcf and the average price of natural gas increased $0.92 per mcf to $7.93 from the $7.01 realized in the comparable period in 2007, an increase of 13%.
     General and administrative expenses increased to $85,328 in the three months ended March 31, 2008 from $43,684 in the prior year period, primarily due to increased professional fees and expenses.
     Capital Resources and Liquidity. The Trust’s Indenture (and the charter and by-laws of Tidelands Corporation) expressly prohibits the operation of any kind of trade or business. Due to the limited purpose of the

Trust as stated in the Trust’s Indenture, there is no requirement for capital. Its only obligation is to distribute to unitholders the distributable income actually collected.
     As an administrator of oil and natural gas royalty properties, the Trust collects income monthly, pays expenses of administration and disburses all distributable income collected to its unitholders each quarter. Because all of Tidelands’ revenues are invested in liquid funds pending distribution, Tidelands does not experience liquidity problems.
     The Trust’s oil and natural gas properties are depleting assets and are not being replaced due to the prohibition against these investments. These restrictions, along with other factors, allow the Trust to be treated as a grantor trust. All income and deductions, for tax purposes, should flow through to each individual unitholder. The Trust is not a taxable entity. Tidelands Corporation owes Federal income taxes with respect to its income, excluding 95% of oil and natural gas royalties to be distributed to the Trust and after deducting statutory depletion.
     The Trust does not currently have any long term contractual obligations, other than the obligation to make distributions to unitholders pursuant to the Indenture. The Trust does not maintain any off-balance sheet arrangements within the meaning of Item 303 of Regulation S-K promulgated by the SEC.
     Forward-Looking Statements. The statements discussed in this Form 8-K regarding Tidelands’ future financial performance and results of operations, and other statements that are not historical facts, are forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended. Tidelands uses the words “may,” “expect,” “anticipate,” “estimate,” “believe,” “continue,” “intend,” “plan,” “budget,” or other similar words to identify forward-looking statements. You should read statements that contain these words carefully because they discuss future expectations, contain projections of our financial condition, and/or state other “forward-looking” information. Actual results may differ from expected results because of: reductions in prices or demand for oil and natural gas, which might then lead to decreased production; reductions in production due to the depletion of existing wells or disruptions in service, which may be caused by storm damage to production facilities, blowouts or other production accidents, or geological changes such as cratering of productive formations; and the expiration or release of leases subject to Tidelands’ interests. Events may occur in the future that Tidelands is unable to accurately predict, or over which it has no control. If one or more of these uncertainties materialize, or if underlying assumptions prove incorrect, actual outcomes may vary materially from those contained in the forward-looking statements included in this Form 8-K.

Report of Independent Registered Public Accounting Firm
Trustee and Holders of Trust Units of
Tidelands Royalty Trust “B”:
We have audited the accompanying consolidated statements of assets, liabilities, and trust corpus of Tidelands Royalty Trust “B” (the “Trust”) as of December 31, 2007 and 2006, and the related consolidated statements of distributable income and changes in trust corpus for each of the years in the three-year period ended December 31, 2007. These consolidated financial statements are the responsibility of the Trustee. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
As described in Note 2 to the consolidated financial statements, these consolidated financial statements were prepared on the modified cash basis of accounting, which is a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the assets, liabilities, and trust corpus of Tidelands Royalty Trust “B” as of December 31, 2007 and 2006 and its distributable income and changes in trust corpus for each of the years in the three-year period ended December 31, 2007 in conformity with the modified cash basis of accounting described in Note 2.
The Trust’s consolidated financial statements for 2007 and 2006 were previously prepared in conformity with U.S. generally accepted accounting principles. As more fully described in Note 2 to the consolidated financial statements, the Trust elected, in June 2008, to prepare its consolidated financial statements on the modified cash basis, which is a comprehensive basis of accounting other than generally accepted accounting principles. Consequently, the Trust’s consolidated financial statements for 2007 and 2006 referred to above have been restated to conform with the modified cash basis of accounting.
/s/ KPMG LLP
August 8, 2008

Financial Statements
CONSOLIDATED STATEMENTS OF ASSETS, LIABILITIES AND TRUST CORPUS

			March 31,
	December 31,	December 31,	2008
	2007	2006	(Unaudited
	(Audited and	(Audited and	and
	Restated)	Restated)	Restated)
Assets
Current assets:
Cash and cash equivalents	$2,034,393	$1,834,550	$2,088,408
Oil, natural gas and other mineral properties	2	2	2

Total assets	$2,034,395	$1,834,552	$2,088,410

Liabilities and Trust Corpus

Current liabilities:
Accounts payable	$12,416	$25,558	$12,172
Federal income taxes payable	3,451	9,351	7,051
Income distributable to unitholders	900,030	720,922	951,158

Total current liabilities	$915,897	$755,831	$970,381

Trust Corpus — authorized 1,386,525 units of beneficial interest, issued 1,386,375 units at nominal value	1,118,498	1,078,721	1,118,029

	$2,034,395	$1,834,552	$2,088,410

See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF DISTRIBUTABLE INCOME
For the Three Years Ended December 31, 2007
(Audited and Restated)

	2007	2006	2005
Income:
Oil and natural gas royalties	$4,225,612	$1,328,824	$2,624,341
Interest income	65,439	41,998	38,357

Total income	4,291,051	1,370,822	2,662,698

Expenses:
General and administrative	171,807	135,980	140,675

Distributable income before Federal income taxes	4,119,244	1,234,842	2,522,023
Federal income taxes of subsidiary	51,600	19,027	17,553

Distributable income	$4,067,644	$1,215,815	$2,504,470

Distributable income per unit	$2.93	$0.88	$1.81

Distributions per unit	$2.91	$0.75	$1.92

Units outstanding	1,386,375	1,386,375	1,386,375

For the Three Months Ended March 31, 2008 and 2007
(Unaudited and Restated)

	Three Months Ended
	March 31,
	2008	2007
Income:
Oil and natural gas royalties	$1,041,493	$1,103,670
Interest income	10,505	15,277

Total income	1,051,998	1,118,947

Expenses:
General and administrative	85,328	43,684

Income before Federal income taxes	966,670	1,075,263
Federal income taxes of subsidiary	15,600	12,300

Distributable income	$951,070	$1,062,963

Distributable income per unit	$0.69	$0.77

Distributions per unit	$0.69	$0.69

Units outstanding	1,386,375	1,386,375

See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CHANGES IN TRUST CORPUS
For the Three Years Ended December 31, 2007
(Audited and Restated)

	2007	2006	2005
Trust corpus, beginning of year	$1,078,721	$902,713	$1,061,652
Distributable income	4,067,644	1,215,815	2,504,470
Distributions to unitholders	4,027,867	1,039,807	2,663,409

Trust corpus, end of year	$1,118,498	$1,078,721	$902,713

For the Three Months Ended March 31, 2008 and 2007
(Unaudited and Restated)

	Three Months Ended
	March 31,
	2008	2007
Trust corpus, beginning of period	$1,118,498	$1,078,721
Distributable income	951,070	1,062,963
Distributions to unitholders	951,539	953,784

Trust corpus, end of period	$1,118,029	$1,187,900

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND GENERAL
     (a) General
     Tidelands Royalty Trust “B” (the “Trust”) was established on June 1, 1954 with a transfer of contract rights to certain properties to the Trust in exchange for units of beneficial interest. The contract rights enable the Trust to receive an interest in any oil, natural gas or other mineral leases obtained by Gulf Oil Corporation, now Chevron U.S.A., Inc. (“Chevron”), which is a subsidiary of Chevron Corporation, and its assignees in a designated area of the Gulf of Mexico during a 50-year period that expired on April 30, 2001.
     The Trust is required under its Indenture to distribute all income, after paying its liabilities and obligations, to its unitholders quarterly. The Trust cannot invest any of its money for any purpose and cannot engage in a trade or business.
     The Trust’s wholly-owned subsidiary, Tidelands Royalty “B” Corporation (“Tidelands Corporation,” collectively with the Trust, “Tidelands”), holds title to interests in properties that are situated offshore of Louisiana. Ninety-five percent of all oil, natural gas, and other mineral royalties collected by this subsidiary are paid to the Trust. Tidelands Corporation, like the Trust, is prohibited from engaging in a trade or business and does only those things necessary for the administration and liquidation of its properties. The Trust is authorized to pay the expenses of Tidelands Corporation should it be necessary.
     The Trust and its subsidiary have no employees. Tidelands Corporation has entered into an arrangement with Marine Petroleum Corporation (a wholly-owned subsidiary of Marine Petroleum Trust, an affiliate of the Trust) to share certain administrative expenses and to assist the Trustee in the administration of the Trust. For the years ended 2007, 2006 and 2005, Tidelands Corporation paid approximately $50,000, $26,000 and $37,000 to Marine Petroleum Corporation, respectively. At December 31, 2007 and 2006, Marine Petroleum Trust owned 32.6% of the Trust’s outstanding units of beneficial interest.
     Hurricane Rita came ashore near Beaumont, Texas in September 2005 and caused severe damage to pipelines and onshore structures that take delivery of the oil and natural gas produced on various properties subject to Tidelands’ royalty interest. The wells on Sabine Pass Block 13 were shut in from October 2005 until January 2006, and the wells on West Cameron Blocks 165 and 291 were shut in from September 2005 until July 2006. The well on West Cameron Block 225 was shut in from September 2005 until January 2007, and all wells were back in production during 2007.
     (b) Unitholder Voting Matters
     On March 27, 2001, the unitholders of record at the close of business on February 16, 2001, approved an amendment to the Indenture to extend the life of the Trust to April 30, 2021.
     (c) Principles of Consolidation
     The consolidated financial statements include the Trust and its wholly-owned subsidiary, Tidelands Corporation. All intercompany accounts and transactions have been eliminated in consolidation.
     (d) Oil, Natural Gas and Other Mineral Properties
     At the time the Trust was established, no determinable market value was available for the assets transferred to the Trust; consequently, nominal values were assigned. Accordingly, no allowance for depletion has been computed.
     Tidelands’ revenues are derived from production payments and overriding royalty interests related to properties located in the Gulf of Mexico.

     (e) Federal Income Taxes
     No provision has been made for Federal income taxes on the Trust’s income since such taxes are the liability of the unitholders. Federal income taxes are provided on the income of Tidelands Corporation, excluding the 95% of oil and natural gas royalties to be distributed to the Trust and after deducting statutory depletion.
     (f) Credit Risk Concentration and Cash Equivalents
     Financial instruments which potentially subject the Trust and its wholly-owned subsidiary to concentrations of credit risk are primarily investments in cash equivalents. The Trust and its wholly-owned subsidiary place their cash investments with financial institutions that management considers creditworthy and limit the amount of credit exposure from any one financial institution.
     Cash equivalents of $1,076,519 and $1,081,627 at December 31, 2007 and 2006, respectively, consist of cash held in money market accounts sponsored by Bank of America, Private Bank and Banc of America Investment Services, Inc.
     (g) Use of Estimates
     The preparation of financial statements in conformity with the modified cash basis method of accounting requires the Trustee to make various estimates and assumptions that affect the reported amount of liabilities at the date of the financial statements and the reported amount of expenses during the reporting period. Actual results may differ from such estimates.
     (h) Distributable Income per Unit
     Distributable income per unit is determined by dividing distributable income by the number of units of beneficial interest outstanding during the period.
     (i) Significant Royalty Sources
     Royalties received by Tidelands from producers are summarized as follows:

	2007	2006	2005
Devon Energy Production Company	74%	59%	90%
Newfield Exploration Co.	10%	—	—
NOEX Energy, Inc.	7%	26%	—
W & T Offshore	6%	13%	6%
Others	3%	2%	4%

	100%	100%	100%

(2) CHANGE IN ACCOUNTING METHOD
     As of the period ended June 30, 2008, Tidelands changed its accounting method from the accrual method to the modified cash basis method, referred to herein as the Accounting Change. Under the modified cash basis method, revenues are recorded when received and distributions to the Trust’s unitholders are recorded when declared by the Trustee. As a result, Tidelands no longer needs to estimate earned but unpaid royalties. Expenses of Tidelands (which include accounting, legal, and other professional fees, Trustees’ fees and out-of-pocket expenses) continue to be recorded on an accrual basis. Cash reserves are permitted to be established by the Trustee for certain contingencies that would not be recorded under GAAP.
     The Accounting Change was adopted because the Trustee believed that distributable income is a more useful measure to the unitholders of the Trust than net income. The newly adopted basis of accounting corresponds to the accounting principles permitted for royalty trusts by the SEC, as specified by Staff Accounting Bulletin Topic

12:E, Financial Statements of Royalty Trusts. By adopting the modified cash basis method of accounting, Tidelands reports distributable income instead of net income.
     Due to the Accounting Change, the titles of the statements are changing (i) from consolidated balance sheets to consolidated statements of assets, liabilities and trust corpus and (ii) from consolidated statement of income and undistributed income to consolidated statements of distributable income. The consolidated statements of cash flows has been replaced by the consolidated statements of changes in trust corpus. In addition, the following substantive line items are no longer being reported in the consolidated statements of assets, liabilities and trust corpus:
•	Oil and gas royalties receivable

•	Undistributed income
     The following substantive line items are no longer being reported in the consolidated statements of distributable income:
•	Net income

•	Undistributed income at beginning of period (year)

•	Distributions to unitholders

•	Undistributed income at end of period (year)

•	Net income per unit
However, the following line items are now being reported in the consolidated statements of distributable income:
•	Distributable income

•	Distributable income per unit
The consolidated statements of cash flows are being replaced in their entirety by the consolidated statements of changes in trust corpus. As a result, the following line items are now being reported in the consolidated statements of changes in trust corpus:
•	Trust corpus, beginning of period (year)

•	Distributable income

•	Distributions to unitholders

•	Trust corpus, end of period (year)

     The following tables present the line items on the consolidated statements of assets, liabilities and trust corpus that were substantively impacted by the Accounting Change, as of and for the years ended December 31, 2007 and 2006 and the three months ended March 31, 2008:
CONSOLIDATED STATEMENTS OF ASSETS, LIABILITIES AND TRUST CORPUS

			As Reported Under
	As Originally Reported	Effect of	Modified Cash Basis
	Under Accrual Method	Accounting Change	Method
Assets

As of December 31, 2007 (Audited)
Total assets (1)	$2,859,881	$(825,486)	$2,034,395

As of December 31, 2006 (Audited)
Total assets (1)	$2,665,574	$(831,022)	$1,834,552

As of March 31, 2008 (Unaudited)
Total assets (1)	$2,985,774	$(897,364)	$2,088,410

(1)	Oil and gas royalties receivables are not reported as an asset under the modified cash basis method. As a result, total assets have been reduced by the amount of oil and gas royalties receivables previously reported.

			As Reported Under
	As Originally Reported	Effect of	Modified Cash Basis
	Under Accrual Method	Accounting Change	Method
Liabilities and Trust Corpus
As of December 31, 2007 (Audited)
Total trust equity (1)	$1,943,984	$(825,486)	$1,118,498
Total liabilities and trust corpus (1)	$2,859,881	$(825,486)	$2,034,395

As of December 31, 2006 (Audited)
Total trust equity (1)	$1,909,743	$(831,022)	$1,078,721
Total liabilities and trust corpus (1)	$2,665,574	$(831,022)	$1,834,552

As of March 31, 2008 (Unaudited)
Total trust equity (1)	$2,015,393	$(897,364)	$1,118,029
Total liabilities and trust corpus (1)	$2,985,774	$(897,364)	$2,088,410

(1)	Oil and gas royalties receivables are not reported as trust equity under the modified cash basis method. As a result, total trust equity and total liabilities and trust corpus have been reduced by the amount of oil and gas royalties receivables previously reported.
As a result of the Accounting Change, the accumulated total trust equity as of January 1, 2005 decreased $397,420.

     The following table presents the line items on the consolidated statements of distributable income that were substantively impacted by the Accounting Change as of and for the years ended December 31, 2007, 2006 and 2005 and the three months ended March 31, 2008 and 2007:
CONSOLIDATED STATEMENTS OF DISTRIBUTABLE INCOME

			As Reported Under
	As Originally Reported	Effect of	Modified Cash Basis
	Under Accrual Method	Accounting Change	Method
As of December 31, 2007 (Audited)
Oil and gas royalties	$4,220,076	$5,536	$4,225,612
Total income	$4,285,515	$5,536	$4,291,051
Income before Federal income taxes	$4,113,708	$5,536	$4,119,244

As of December 31, 2006 (Audited)
Oil and gas royalties	$2,025,412	$(696,588)	$1,328,824
Total income	$2,067,410	$(696,588)	$1,370,822
Income before Federal income taxes	$1,931,430	$(696,588)	$1,234,842

As of December 31, 2005 (Audited)
Oil and gas royalties	$2,362,759	$261,582	$2,624,341
Interest and other income (1)	$36,954	$1,403	$38,357
Total income	$2,399,713	$262,985	$2,662,698
Income before Federal income taxes	$2,259,038	$262,985	$2,522,023

As of the Three Months Ended March 31, 2008 (Unaudited)
Oil and gas royalties	$1,113,371	$(71,878)	$1,041,493
Total income	$1,123,876	$(71,878)	$1,051,998
Income before Federal income taxes	$1,038,548	$(71,878)	$966,670

As of the Three Months Ended March 31, 2007 (Unaudited)
Oil and gas	$991,139	$112,531	$1,103,670
royalties Total income	1,006,416	$112,531	$1,118,947
Income before Federal income taxes	$962,731	$112,531	$1,075,263

(1)	This change relates to interest income that was previously accrued for in 2004 but was not received until 2005.
           As discussed above, the consolidated statements of cash flows are being replaced in their entirety by the consolidated statements of changes in trust corpus. Therefore, a comparison table is not presented.

(3) SUPPLEMENTAL INFORMATION RELATING TO OIL AND NATURAL GAS RESERVES (UNAUDITED)
     Oil and natural gas reserve information relating to the Trust’s royalty interests is not presented because such information is not available to the Trust. The Trust’s share of oil and natural gas produced for its royalty interests was as follows:

	For Year Ended December 31,
	2007	2006	2005
Net production quantities:
Oil (bbls)	7,071	5,789	6,557
Natural gas (mcf)	515,260	141,572	310,758
(4) SUMMARY OF QUARTERLY FINANCIAL DATA (UNAUDITED)
     The following quarterly financial information for the years ended December 31, 2007 and 2006 is unaudited and restated; however, in the opinion of the Trustee, all adjustments necessary to present a fair statement of the results of operations for the interim periods have been included.

	Oil and		Distributable
	Natural Gas	Distributable	Income Per
	Royalties	Income	Unit
Quarter ended:
March 31, 2007	$1,103,670	$1,062,963	$0.77
June 30, 2007	1,095,667	1,051,249	0.76
September 30, 2007	1,136,840	1,100,420	0.79
December 31, 2007	889,435	853,012	0.62

	$4,225,612	$4,067,644	$2.94

Quarter ended:
March 31, 2006	$91,461	$63,738	$0.05
June 30, 2006	225,241	199,912	0.14
September 30, 2006	262,430	233,284	0.17
December 31, 2006	749,692	718,881	0.52

	$1,328,824	$1,215,815	$0.88

(5) TEXAS FRANCHISE TAX
     Texas does not impose an income tax. Therefore, no part of the income produced by the Trust is subject to a state income tax in Texas. However, in May 2006, the State of Texas enacted legislation, as amended in June 2007, to implement a new franchise tax. Under the new legislation, a 1% tax (in certain cases not applicable here, the tax rate is 0.5%) will be imposed on each taxable entity’s taxable margin. Taxable margin is generally defined as revenues less certain costs, as provided in the new legislation. The tax generally was imposed on revenues generated beginning in 2007 and reported in tax returns due on or after January 1, 2008. Most entities that provide owners with limited liability protection, including trusts, are considered to be taxable entities for purposes of the new tax. The statute provides certain limited exemptions from the tax, including exclusions for certain “passive entities” that satisfy specified statutory requirements as described below.

     Under the new legislation, “passive entities,” including trusts, that meet the following requirements, will be exempt from the Texas state franchise tax: (a) the trust cannot be a business trust within the meaning of U.S. Treasury Regulation section 301.7701-4(b); (b) at least 90% of the trust’s income for the taxable year must be derived from passive sources (e.g., royalties, bonuses, delay rental income from mineral properties, dividends, interest, gains from the sale of securities); and (c) no more than 10% of the trust’s income for the taxable year can be derived from an active trade or business (e.g., rent, certain income received by a non-operator under a joint operating agreement pursuant to which the operator is the member of an affiliated group that includes such non-operator). An entity will determine on an annual basis whether it meets the requirements to be treated as a “passive entity” for Texas state franchise tax purposes. All or substantially all of the income of the Trust currently is passive, as it consists of royalty income from the sale of oil and natural gas, dividends and interest income. Subject to any change in the sources of income derived by the Trust or any change in the Indenture, the Trust expects that it will be a passive entity that is not subject to the franchise tax.
     If the Trust is exempt from the Texas state franchise tax as a passive entity, each unitholder that is subject to the Texas franchise tax as a taxable entity under the Texas Tax Code (which does not include natural persons) would generally include its share of the Trust’s revenue in its franchise tax computation. The Trust has determined that it was a passive entity in 2007.
     Each unitholder is urged to consult his own tax advisor regarding the requirements for filing state tax returns.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDELANDS ROYALTY TRUST “B”

Date: August 8, 2008	By: BANK OF AMERICA, N.A. (in its capacity as Corporate Trustee of Tidelands Royalty Trust “B” and not in its individual capacity or otherwise)

	By:	/s/ Ron E. Hooper

Ron E. Hooper
Senior Vice President